Exhibit 99.1

August 21, 2025

QuidelOrtho Completes Debt Refinancing

SAN DIEGO, CA August 21, 2025 — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global provider of innovative in-vitro diagnostic technologies designed for point-of-care settings, clinical labs and transfusion medicine, today announced the completion of a series of related transactions to refinance its debt structure and support future growth. Through these transactions, the Company extended its debt maturities and reduced required amortization payments.

Summary of New Transactions:

•	$1.15 billion 5-year senior secured Term Loan A, which replaces the Company’s previous Term Loan A entered into in 2022

•	$100 million delayed draw Term Loan A (undrawn at close)

•	$1.45 billion 7-year senior secured Term Loan B

•	$700 million revolving credit facility, which replaces and pays in full the Company’s previous credit facility

“We are pleased to successfully complete our debt refinancing, which allows us to strengthen our capital structure while maintaining financial flexibility,” said Joseph Busky, Chief Financial Officer, QuidelOrtho. “Our highest capital allocation priority remains reducing our total debt and net debt leverage. By improving the debt covenant terms and reducing the required amortization over the life of the loan, we will have greater financial flexibility and options to fund the continued growth of our business, while also improving our cash flow.”

For additional information on the terms and conditions, please see the Company’s Form 8-K, which was filed with the Securities and Exchange Commission today.

QuidelOrtho is dedicated to advancing diagnostics to power a healthier future. For more information, please visit quidelortho.com and follow QuidelOrtho on LinkedIn, Facebook and X.

About QuidelOrtho Corporation

QuidelOrtho Corporation (Nasdaq: QDEL) is a world leader in in vitro diagnostics, developing and manufacturing intelligent in vitro diagnostics solutions that transform data into understanding and action for more people in more places every day.

By offering industry-leading expertise in immunoassay and molecular testing, clinical chemistry and transfusion medicine, QuidelOrtho brings fast, accurate and reliable diagnostics when and where they are needed – from home to hospital, lab to clinic.

Building on its long history of innovation, QuidelOrtho works with global healthcare customers to advance diagnostics, where insights and solutions seamlessly connect, illuminating a clearer path for informed decisions.

Source: QuidelOrtho Corporation

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s future financial condition and results, and other future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “could,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue,” “aim,” “strive,” “seek” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of the date of this press release and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results or outcomes to differ from those set forth or implied in the forward-looking statements: fluctuations in demand for QuidelOrtho’s non-respiratory and respiratory products; supply chain, production, logistics, distribution and labor disruptions and challenges; the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the business combination of Quidel Corporation and Ortho Clinical Diagnostics Holdings plc or other acquisitions; failure to exercise the option to acquire or complete the proposed acquisition of LEX Diagnostics on the anticipated timeline, or at all, including risks and uncertainties related to LEX Diagnostics’ ability to secure FDA clearance and satisfy other customary closing conditions and provisions; inability to realize the anticipated benefits of acquisitions, discontinuances of certain business operations (such as the discontinuance of the Savanna platform) or cost-savings and operational improvement initiatives on the anticipated timelines, or at all; delays in the development of or failures or delays in the receipt of approvals for new or enhanced products; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those arising from the effects of announced or future or amended tariffs, trade policies and global trade relations, as well as those discussed in QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and subsequent reports filed with the Securities and Exchange Commission, including under Part I, Item 1A, “Risk Factors” of the Form 10-K. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date of this press release. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Investor Contact:

Juliet Cunningham

Vice President, Investor Relations

IR@quidelortho.com

Media Contact:

D. Nikki Wheeler

Senior Director, Corporate Communications

media@quidelortho.com